Exhibit 10.29
REVOLVING CREDIT AGREEMENT
This Revolving Credit Agreement (the “Agreement”) is made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the “Bank”) as of the date set forth on the last page of this Agreement.
ARTICLE I. LOANS
     1.1 Revolving Credit Loans. From time to time prior to SEPTEMBER 5, 2009 (the “Maturity Date”) or the earlier termination hereof, the Borrower may borrow from the Bank for working capital purposes up to the aggregate principal amount outstanding at any one time of the lesser of (i) $10,000,000.00 (the “Loan Amount”), less letters of credit issued by the Bank, or (ii) if applicable, the Borrowing Base (defined below). All revolving loans hereunder will be evidenced by a single promissory note of the Borrower payable to the order of the Bank in the principal amount of the Loan Amount (the “Note”). Although the Note will be expressed to be payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein. In the event that the principal amount outstanding under the Note exceeds the Borrowing Base at any time, the Borrower will immediately, without request, prepay an amount sufficient to eliminate such excess.
     1.2 Borrowing Base. The Borrowing Base, if any, will be as set forth in an addendum to this Agreement.
     1.3 Advances After Maturity or In Excess of Maximum Loan Amount. The Bank shall have no obligation whatsoever, and the Bank has no present intention, to make any advance after the Maturity Date or which would cause the principal amount outstanding under this Agreement to exceed the maximum loan amount or any other limitations on advances stated in this Agreement. Notwithstanding the foregoing, the Bank may from time to time, in its sole and absolute discretion, agree to make an advance after the Maturity Date or which would cause the principal amount of advances outstanding under this Agreement to exceed the maximum loan amount or any of the other limitations on advances. The Borrower is and shall be and remain unconditionally liable to the Bank for the amount of all advances, including, without limitation, advances in excess of the maximum loan amount or any other limitation on advances and advances made after the Maturity Date. Immediately upon the Bank’s demand, the Borrower shall pay to the Bank the amount of any advances made after the Maturity Date or in excess of the maximum loan amount or any other limitation on advances contained in this Agreement, together with interest on the principal amount of such excess advances, for so long as such advances are outstanding, at the highest interest rate from time to time in effect for such advances. Any such advances shall not be deemed an extension of this Agreement nor an increase in the maximum loan amount available for borrowing under this Agreement.
     1.4 Advances and Paying Procedure. The Bank is authorized and directed to credit any of the Borrower’s accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal, interest or expenses due under the Note or other amount due hereunder on the due date with respect thereto. If, upon any request by the Borrower to the Bank to issue a wire transfer, there is an inconsistency between the name of the recipient of the wire and its identification number as specified by the Borrower, the Bank may, without liability, transmit the payment via wire based solely upon the identification number.
     1.5 Closing Fee. The Borrower will pay the Bank a one-time closing fee of $5,000.00 contemporaneously with execution of this Agreement. This fee is in addition to all other fees, expenses and other amounts due hereunder.
     1.6 Loan Facility Fee. The Borrower will pay a loan facility fee equal to:

☐	$ n/a per annum, payable annually in advance; (or)

☐	n/a% per annum of the Loan Amount, payable annually in advance; (or)

☐	n/a% per annum of the difference between the Loan Amount and the actual daily unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity; (or)

☐	n/a% per annum of the actual daily unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity.
The loan facility fee is payable for the entire period that this Agreement is in effect, regardless of whether any amounts are outstanding hereunder at any given time.
     1.7 Expenses and Attorneys’ Fees. Upon demand, the Borrower will immediately reimburse the Bank and any participant in the Obligations (defined below) (“Participant”) for all attorneys’ fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents (defined below), including attorneys’ fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and (c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank’s lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection, including all attorneys’ fees, before and after judgment, and the costs of preservation and/or liquidation of any collateral.
     1.8 Compensating Balances. The Borrower will maintain on deposit with the Bank in non-interest bearing accounts average daily collected balances, in excess of that required to support account activity and other credit facilities extended to the Borrower by the Bank, an amount at least equal to the sum of (i) $ n/a and (ii) n/a% of the Loan Amount as computed on a monthly basis. If the Borrower fails to keep and maintain such balances, it will pay a deficiency fee, payable within five days after receipt of a statement therefor calculated on the amount by which the Borrower’s average daily balances are less than the requirements set forth above, computed at a rate equal to the rate set forth in the Note.
     1.9 Conditions to Borrowing. The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in Article III (collectively with this Agreement the “Loan Documents”), in form and content satisfactory to the Bank; (ii) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority; (iii) the Bank has received certified copies of the Borrower’s governance documents and certification of entity status satisfactory to the Bank and all other relevant documents; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by the Bank, the Bank has been provided with an Opinion of the Borrower’s counsel in form and content satisfactory to the Bank confirming the matters outlined in Section 2.2 and such other matters as the Bank requests; (vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and (vii) all proceedings taken in connection with the transactions contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to the Bank and its counsel.
ARTICLE II. WARRANTIES AND COVENANTS
While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower continuously warrants and agrees as follows:
     2.1 Accuracy of Information. All information, certificates or statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete when given.
     2.2 Organization and Authority; Litigation. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. The execution, delivery and performance of this Agreement and all other Loan Documents to which the Borrower is a party (i) are within the borrower’s power; (ii) have been duly authorized by all appropriate entity action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. If the Borrower is not an individual, the Borrower is validly existing and in good standing under the laws of its state of organization, has all requisite power and authority and possesses all licenses necessary to conduct its business and own its properties. There is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrower’s financial condition or its property.
     2.3 Existence; Business Activities; Assets; Change of Control. The Borrower will (i) preserve its existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, acquire another entity or merge or consolidate with or into another entity or change its form of organization; (iv) not amend its organizational documents in any manner that may conflict with any term or condition of the Loan Documents; and (v) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets. Other than the transfer to a trust beneficially controlled by the transferor, no event shall occur which causes or results in a transfer of majority ownership of the Borrower while any Obligations are outstanding or while the Bank has any obligation to provide funding to the Borrower.
     2.4 Use of Proceeds; Margin Stock; Speculation. Advances by the Bank hereunder will be used exclusively by the Borrower for working capital and other regular and valid purposes. The Borrower will not, without the prior written consent of the Bank, use any of the loan proceeds to redeem, purchase, or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature including withdrawal distributions. The Borrower will not use any of the loan proceeds to purchase or carry “margin” stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.
     2.5 Environmental Matters. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively “Environmental Laws”). The term “Hazardous Substances” will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively “Remedial Action”); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on the Borrower’s environmental questionnaire provided to the Bank, there are not now, nor to the Borrower’s knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Borrower’s knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability. The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

     2.6 Compliance with Laws. The Borrower has complied with all laws applicable to its business and its properties, and has all permits, licenses and approvals required by such laws, copies of which have been provided to the Bank.
     2.7 Restriction on Indebtedness. The Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness owing to the Bank and its affiliates, and (ii) any other indebtedness outstanding on the date hereof, and shown on the Borrower’s financial statements delivered to the Bank prior to the date hereof, provided that such other indebtedness will not be increased.
     2.8 Restriction on Liens. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower’s property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of the Bank and its affiliates; and (iv) other liens disclosed in writing to the Bank prior to the date hereof.
     2.9 Restriction on Contingent Liabilities. The Borrower will not guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.
     2.10 Insurance. The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers’ compensation insurance; and will designate the Bank as loss payee with a “Lender’s Loss Payable” endorsement on any casualty policies and take such other action as the Bank may reasonably request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds on the Bank’s collateral.
     2.11 Taxes and Other Liabilities. The Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.
     2.12 Financial Statements and Reporting. The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower’s financial condition since such information was provided to the Bank. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may request; and (iii) without request, provide the Bank with such specific financial statements, certifications and/or information as may be set forth in an addendum to this Agreement.
     2.13 Inspection of Properties and Records; Fiscal Year. The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Bank may reasonably desire. The Borrower will not change its fiscal year.
     2.14 Financial Status. Financial Covenants, if any, will be as set forth in an addendum to this Agreement.
     2.15 Paid-in-Full Period. ☑ If checked here, all revolving loans under this Agreement and the Note must be paid in full for a period of at least 30 consecutive days during each fiscal year.
ARTICLE III. COLLATERAL AND GUARANTIES
     3.1 Collateral. This Agreement and the Note are secured by any and all security interests, pledges, mortgages/deeds of trust (except any mortgage/deed of trust expressly limited by its terms to a specific obligation of Borrower to Bank) or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank, including without limitation as described in the following documents:

☐	Real Estate Mortgage(s)/Deed(s) of Trust dated covering real estate located at

☐	Security Agreement(s) dated

☐	Possessory Collateral Pledge Agreement(s) dated

☐	Other
     3.2 Guaranties. This Agreement and the Note are guarantied by each and every guaranty now or hereafter in existence guarantying the indebtedness of the Borrower to the Bank (except for any guaranty expressly limited by its terms to a specific separate obligation of Borrower to the Bank) including, without limitation, the following: The Outdoor Channel, Inc.

     3.3 Credit Balances; Setoff. As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the “Obligations”), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively “Setoff”). The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.
The omission of any reference to an agreement in Sections 3.1 and 3.2 above will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.
ARTICLE IV. DEFAULTS
     4.1 Defaults. Notwithstanding any cure periods described below, the Borrower will immediately notify the Bank in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a)	Nonpayment. The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.

(b)	Nonperformance. The Borrower or any guarantor of Borrower’s Obligations to the Bank (“Guarantor”) shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this Section 4.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

(c)	Misrepresentation. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

(d)	Default on Other Obligations. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $100,000 owing by the Borrower, to any third party, and the period of grace, if any, to cure said default shall have passed.

(e)	Judgments. Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $100,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

(f)	Inability to Perform; Bankruptcy/Insolvency. (i) The Borrower or any Guarantor shall die or cease to exist; or (ii) an Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor; or (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature; or (vi) if the Borrower is a limited liability company, any member thereof shall withdraw or otherwise become disassociated from the Borrower.

(g)	Adverse Change; Insecurity. (i) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.
     4.2 Termination of Loans; Additional Bank Rights. Upon the Maturity Date or the occurrence of any of the events identified in Section 4.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank’s interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower’s expense; all without demand or notice of any kind, all of which are hereby waived.
     4.3 Acceleration of Obligations. Upon the Maturity Date or the occurrence of any of the events identified in Sections 4.1(a) through 4.1(e) and 4.1(g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Nothing contained in Section 4.1, Section 4.2 or this section will limit the Bank’s right to Setoff as provided in Section 3.3 or otherwise in this Agreement.

     4.4 Other Remedies. Nothing in this Article IV is intended to restrict the Bank’s rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.
ARTICLE V. OTHER TERMS
     5.1 Additional Terms; Addendum/Supplements. The warranties, covenants, conditions and other terms described in this Section and/or in the Addendum and/or other attached document(s) referenced in this Section are incorporated into this Agreement:
ARTICLE VI. MISCELLANEOUS
     6.1 Delay; Cumulative Remedies. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.
     6.2 Relationship to Other Documents. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.
     6.3 Successors. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank, including without limitation any purchaser of any or all of the rights and obligations of the Bank under the Note and the other Loan Documents. The Borrower may not assign its rights or obligations under this Agreement or any other Loan Documents without the prior written consent of the Bank.
     6.4 Disclosure. The Bank may, in connection with any sale or potential sale of all or any interest in the Note and other Loan Documents, disclose any financial information the Bank may have concerning the Borrower to any purchaser or potential purchaser. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any Guarantor or any other third party, disclose information about the Borrower and this loan to any Guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors, sureties or other accommodation parties advised of its financial condition and other matters which may be relevant to their obligations to the Bank.
     6.5 Indemnification. Except for harm arising from the Bank’s willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower’s failure to perform its obligations relating to Environmental Matters described in Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.
     6.6 Notice of Claims Against Bank; Limitation of Certain Damages. In order to allow the Bank to mitigate any damages to the Borrower from the Bank’s alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank represents the parties’ agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, the Bank will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising from the Bank’s willful misconduct.
     6.7 Notices. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.
     6.8 Payments. Payments due under the Note and other Loan Documents will be made in lawful money of the United States. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects.

     6.9 Applicable Law and Jurisdiction; lnterpretation; Joint Liability; Severability. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the State of California, except to the extent superseded by Federal law. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK’S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank’s rights to serve process in any manner permitted by law, or limit the Bank’s right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank’s receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to “Borrower” will be deemed to refer to all Borrowers. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.
     6.10 Copies; Entire Agreement; Modification. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. This Agreement is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of this Agreement may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Agreement that is an authoritative copy as defined in such law. The holder of this Agreement may store the authoritative copy of such Agreement in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.
     6.11 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THERE FROM OR CONNECTED THERE TO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.
     6.12 Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.
IN WITNESS WHEREOF, the undersigned have executed this REVOLVING CREDIT AGREEMENT as of SEPTEMBER 21, 2007.

(Individual Borrower)		Outdoor Channel Holdings, Inc.
Borrower Name (Organization)

		a	Delaware Corporation

Borrower Name	N/A	By	/s/ William A. Owen
			Name and Title	William A. Owen, CFO/Treasurer

By

Borrower Name	N/A		Name and Title

		U.S. BANK N.A.			(Bank)

		By	/s/ Maureen K. Sullivan

			Name and Title	Maureen K. Sullivan, Vice President
Borrower Address: 43445 Business Park Drive, Suite 103, Temecula, CA 92590
Borrower Telephone No.:

For Bank Use Only	Reviewed by

Due SEPTEMBER 5, 2009
Customer # 6517384088	Loan # 18
REVOLVING CREDIT NOTE

$10,000,000.00	SEPTEMBER 21, 2007
     FOR VALUE RECEIVED, the undersigned borrower (the “Borrower”), promises to pay to the order of U.S. BANK N.A. (the “Bank”), the principal sum of TEN MILLION AND NO/100 Dollars ($10,000,000.00), payable SEPTEMBER 5, 2009 (the “Maturity Date”).
          Interest.
     The unpaid principal balance will bear interest at an annual rate described in the Interest Rate Rider attached to this Note.
          Payment Schedule.
Interest is payable beginning NOVEMBER 5, 2007, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.
     Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.
     Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.
     In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.
     Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank’s right to declare a default hereunder.
     Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.
     This Revolving Credit Note constitutes the Note issued under a Revolving Credit Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which loans evidenced hereby were or may be made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

     This Note is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of this Note may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Note that is an authoritative copy as defined in such law. The holder of this Note may store the authoritative copy of such Note in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.
     All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Revolving Credit Note, are hereby expressly incorporated by reference.
The Borrower hereby acknowledges the receipt of a copy of this Note.

(Individual Borrower)		Outdoor Channel Holdings, Inc.
Borrower Name (Organization)

		a	Delaware Corporation

Borrower Name	N/A	By	/s/ William A. Owen

			Name and Title	William A. Owen, CFO/Treasurer

By

Borrower Name	N/A		Name and Title

INTEREST RATE RIDER
     This Rider is made part of the Revolving Credit Note (the “Note”) in the original amount of $10,000,000.00 by the undersigned borrower (the “Borrower”) in favor of U.S. BANK N.A. (the “Bank”) as of the date identified below. The following interest rate description is hereby added to the Note:
Interest Rate Options. Interest on each advance hereunder shall accrue at one of the following per annum rates selected by the Borrower (“n/a” indicates rate option is not available, but Prime Rate Loan option must always be selected) (i) upon notice to the Bank, 0.000% plus the prime rate announced by the Bank from time to time, as and when such rate changes (a “Prime Rate Loan”); (ii) upon a minimum of two New York Banking Days prior notice, 1.250% plus the 1, 2, 3, 6 or 12 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a “LIBOR Rate Loan”); or (iii) upon notice to the Bank, n/a% plus the rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a 1, 2, 3, 6 or 12 month period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a “Money Market Rate Loan”). The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term “Money Markets” refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others. No LIBOR Rate Loan or Money Market Rate Loan may extend beyond the maturity of this Note. In any event, if the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan should happen to extend beyond the maturity of this Note, such loan must be prepaid at the time this Note matures. If a LIBOR Rate Loan or Money Market Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to the Note maturing or due to acceleration of this Note upon default or otherwise, the Borrower agrees to pay all of the Bank’s costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term “Loan Period” means the period commencing on the advance date of the applicable LIBOR Rate Loan or Money Market Rate Loan and ending on the numerically corresponding day 1, 2, 3, 6 or 12 months thereafter matching the interest rate term selected by the Borrower; provided, however, (a) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (b) if any Loan Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan or Money Market Rate Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan or Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.
In the event the Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan, the Bank may at any time after the end of the Loan Period convert the LIBOR Rate Loan or Money Market Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the LIBOR Rate Loan or Money Market Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan or Money Market Rate Loan prior to the end of the Loan Period.
The Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Rate Loan and each Money Market Rate Loan shall be in a minimum principal amount of $100,000.

Dated as of:	SEPTEMBER 21, 2007.

(Individual Borrower)		Outdoor Channel Holdings, Inc.
Borrower Name (Organization)

a Delaware Corporation

Borrower Name	N/A	By	/s/ William A. Owen

			Name and Title	William A. Owen, CFO/Treasurer

By

Borrower Name	N/A		Name and Title

REAFFIRMATION OF GUARANTY
To: U.S. BANK N.A. (the “Bank”)
     The undersigned (the “Guarantor,” whether one or more) has executed Continuing Guaranty(ies) (Unlimited), Continuing Guaranty(ies) (Limited), Continuing Guaranty(ies) (Pro Rata), or Guaranty(ies) of Specific Transaction date SEPTEMBER 5, 2004 (collectively the “Guaranty”) guaranteeing all of the obligations of Outdoor Channel Holdings, Inc. (the “Borrower”) to the Bank, whether currently existing or arising in the future.
     The Bank will be extending a new loan to the Borrower, or renewing, restructuring or otherwise amending an existing loan to the Borrower, as evidenced by the following documents, among others:
          Revolving Loan Agreement and Note dated September 21, 2007
     The Guarantor hereby confirms that the guaranty remains in full force and effect, and the definition of “Obligations” in the Guaranty specifically includes the obligations identified above, as well as any renewals, amendments or refinancings thereto (including an increase in the principal amount of the loan).
     The Guarantor reaffirms that consent by the Guarantor to any additional loans, refinancings, amendments and other changes in any agreements between the Bank and the Borrower is not necessary, as described in the Guaranty. All collateral securing the Guaranty also continues as security, and all other terms of the Guaranty are hereby reaffirmed.
     The Guarantor represents that the Guarantor has reviewed the Borrower’s financial condition prior to executing this Reaffirmation; and the Guarantor specifically relieves the Bank of any obligation to advise the Guarantor of the Borrower’s current financial condition, or any changes in the Borrower’s financial condition in the future.
     The Guarantor hereby acknowledges the receipt of a copy of this Reaffirmation and all other Loan Documents. This Reaffirmation is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of this Reaffirmation may, on behalf of Guarantor, create a microfilm or optical disk or other electronic image of this Reaffirmation that is an authoritative copy as defined in such law. The holder of this Reaffirmation may store the authoritative copy of such Reaffirmation in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.
IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN GUARANTOR AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN GUARANTOR AND THE BANK, WHICH OCCURS AFTER RECEIPT BY GUARANTOR OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

Dated:	SEPTEMBER 21, 2007

(Individual Guarantor)		The Outdoor Channel, Inc.
Guarantor Name (Organization)

		a	Nevada Corporation

Guarantor Name	N/A	By	/s/ William A. Owen

			Name and Title	William A. Owen, CFO

By

Guarantor Name	N/A		Name and Title

CORPORATE RESOLUTION FOR BORROWING AND/OR PLEDGING ASSETS
Outdoor Channel Holdings, Inc.
NAME OF CORPORATION
     WHEREAS, this corporation may enter into financial transactions or accommodations with U.S. BANK N.A. (the “Bank”) from time to time;
     NOW, THEREFORE, RESOLVED, that any 1 of the officers of this corporation denoted below: [mark authorized officers]

☐ Chairman of the Board	☑ Treasurer	☑ Other: Chief Financial officer
☐ President	☑ Secretary	☑ Other: Chief Executive Officer
☐ Any Vice President	☐ Any Assistant Treasurer	☐ Other:
	☐ Any Assistant Secretary	☐ Other:
is (are) authorized, on behalf of and in the name of this corporation, (a) to borrow money from the Bank from time to time in such amounts as such officer(s) shall deem advisable; (b) to make, execute, seal with the corporate seal, and deliver to the Bank, from time to time, loan agreements, disbursing agreements, notes, applications for letters of credit, and other evidence of or agreements concerning such indebtedness, in such amounts with such maturities, at such rates of interest, and upon such terms and conditions as said officer(s) shall approve; (c) to pledge, assign, mortgage or otherwise grant a security interest in any or all real property, fixtures, tangible or intangible personal property, or any other assets of this corporation, to execute, seal with the corporate seal, and deliver to the Bank such security agreements, chattel mortgages, assignments, financing statements, real estate mortgages, deeds of trust, lease or rental assignments, assignments of life insurance, agreements not to encumber, or other agreements respecting any or all interests in real or personal property now owned or hereafter acquired by this corporation as may be requested by the Bank to secure any obligations of this corporation to the Bank or to secure the obligations of a third party to the Bank, now existing or hereafter arising, all upon such terms and conditions as said officer(s) shall approve, and to perform such acts required of this corporation in such agreements or otherwise to perfect such security interests; (d) to sell to the Bank, with or without recourse, accounts, contract rights, general intangibles, instruments, documents, chattel paper, equipment, inventory, insurance policies, deposit accounts, rights in action or other personal property of this corporation; (e) to endorse or assign and deliver such property to the Bank, and from time to time to withdraw and make substitutions of such property, or to sell such property to third persons and cause the proceeds of such sales to be applied against the obligations of this corporation to the Bank; (f) to give subordinations, guaranties or other financial accommodations to the Bank (it being the judgment of the governing body of this corporation that any such guaranties may reasonably be expected to benefit the corporation); and (g) to endorse and deliver for discount with the Bank, notes, certificates of deposit, bills of exchange, orders for the payment of money, chattel paper, commercial, or other business paper, howsoever drawn, either belonging to or coming into the possession of this corporation. The signature(s) of said officer(s) appearing on any of the foregoing instruments shall be conclusive evidence of (his/her) (their) approval thereof.
     FURTHER RESOLVED, that the authority granted to the officers of this corporation shall continue in full force and effect, and said Bank may rely thereon in dealing with such officers, unless and until written notice of any change in or revocation of such authority shall be delivered to said Bank to the attention of Commercial Loan Servicing by an officer or director of this corporation, and any action taken by said officers and relied on by said Bank pursuant to the authority granted herein prior to its receipt of such written notice shall be fully and conclusively binding on this corporation.
     FURTHER RESOLVED, that the actions of any officer of this corporation heretofore taken in borrowing money from the Bank for and on behalf of this corporation, and in securing such indebtedness in any manner authorized herein, and in selling or assigning property of this corporation to the Bank with or without recourse, and in discounting with the Bank commercial and other business paper, be and the same hereby are in all respects ratified, confirmed and approved.
     FURTHER RESOLVED, that in consideration of any loans or other financial accommodation made by the Bank to this corporation, this corporation shall be authorized to and shall assume full responsibility for and hold the Bank harmless from any and all payments made or any other actions taken by the Bank in reliance upon the signatures, including facsimiles thereof, of any person or persons holding the offices of this corporation designated above regardless of whether or not the use of the facsimile signature was unlawful or unauthorized and regardless of by whom or by what means the purported signature or facsimile signature may have been affixed to any instrument if such signatures reasonably resemble the specimen or facsimile signatures as provided to the Bank, or for refusing to honor any signatures not provided to the Bank; and that this corporation agrees to indemnify the Bank against any and all claims, demands, losses, costs, damages or expenses suffered or incurred by the Bank resulting from or arising out of any such payment or other action. The foregoing indemnification shall be effective and may be enforced by the Bank upon delivery to the Bank of a copy of this resolution certified by the Secretary, Assistant Secretary or any other officer of this corporation.
     FURTHER RESOLVED, that the Secretary, Assistant Secretary or any other officer of this corporation is authorized and directed to certify to the Bank the foregoing resolutions and that the provisions thereof are in conformity with the Articles of Incorporation and By-Laws of this corporation and to certify to the Bank the names of the persons now holding the offices referred to above and any changes hereafter in the persons holding said offices together with specimens of the signatures of such present and future officers.
     FURTHER RESOLVED, that all prior resolutions of this corporation authorizing the borrowing of money from the Bank and the securing thereof, be and they hereby are rescinded and superseded as to all borrowings from the Bank and security transactions with respect thereto effected after the date of adoption of these resolutions.

     I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary (or as otherwise designated below) and the custodian of the records of the above-named corporation, a corporation organized and existing and in good standing under the laws of the State of Delaware. The foregoing resolutions (i) are true and correct copies of the resolutions duly adopted in accordance with law and the Charter or Articles or Certificate of Incorporation and By-Laws or Code of Regulations, as applicable, of the corporation and that such resolutions are now in full force and effect without modifications and are duly recorded in the minute book of the corporation or (ii) are otherwise in conformity with existing resolutions, the Charter or Articles or Certificate of Incorporation and By-Laws or Code of Regulations, as applicable, of the corporation, and permit the officers designated herein to undertake all the activities set forth above.
     I FURTHER CERTIFY that set forth below are the true titles, names and genuine signatures of the duly elected or appointed, qualified and acting officers of said corporation presently holding such offices who are authorized under the foregoing resolutions:

Title	Name*	Signature*

Chairman of the Board

President

Vice President

Treasurer	William A. Owen	/s/ William A. Owen

Secretary	Tom Hornish	/s/ Tom Hornish

Assistant Treasurer

Assistant Secretary

Other	William A. Owen
	Chief Financial Officer	/s/ William A. Owen
Name & Title

Other	Roger L. Werner
	Chief Executive Officer	/s/ Roger L. Werner
Name & Title

Other
Name & Title

Other
Name & Title
     I FURTHER CERTIFY that copies of the Charter or Articles or Certificate of Incorporation and By-Laws or Code of Regulations, as applicable, of the corporation which have heretofore been delivered to the Bank or which are delivered herewith are true and correct copies and that such Charter or Articles or Certificate and By-Laws or Code of Regulations, as applicable, are presently in full force and effect.
     IN WITNESS WHEREOF, I have affixed my name in my official capacity and have caused the corporate seal of the corporation to be hereunto affixed on .
          (CORPORATE SEAL)

Secretary

*	Only the names and signatures of officers who will act in transactions with the Bank need be inserted.

CALIFORNIA JUDICIAL REFERENCE AGREEMENT
This California Judicial Reference Agreement (“Agreement”) is entered into in connection with any existing financing (other than consumer purpose financing) (“Financing”) provided by U.S. BANK N.A. (“Bank”) to Outdoor Channel Holdings, Inc.
(“Borrower”) evidenced, secured and/or supported by one or more promissory notes, loan agreements, security agreements, mortgages/deeds of trust, guaranties and/or other documents signed by the undersigned parties (said promissory note and such other agreements, together with amendments, modifications, substitutions and replacements thereto, are hereinafter referred to as the “Loan Documents”).
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (collectively, the “Parties”) agree as follows:
1.	Any and all disputes, claims and controversies arising out of the Loan Documents or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by a Party against Bank related in any way to the Financing) (individually, a “Dispute”) that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Agreement in lieu of the jury trial waivers otherwise provided in the Loan Documents.
2.	Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq.
3.	The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least ten (10) years’ experience practicing commercial law. The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties.
4.	If the Parties are unable to agree upon a referee within ten (10) calendar days after one Party serves a written notice of intent for judicial reference upon the other Party or Parties, then the referee will be selected by the court in accordance with California Code of Civil Procedure Section 640(b).
5.	The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.
6.	Nothing in this Agreement shall be deemed to apply to or limit the right of Bank (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) to pursue rights against a Party in a third-party proceeding in any action brought against Bank (including actions in bankruptcy court). Bank may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during or after the pendency of any judicial reference proceeding. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Party, including, but not limited to, the claimant in any such action, to require submission to judicial reference the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.
7.	If a Dispute includes multiple claims, some of which are found not subject to this Agreement, the Parties shall stay the proceedings of the Disputes or part or parts thereof not subject to this Agreement until all other Disputes or parts thereof are resolved in accordance with this Agreement. If there are Disputes by or against multiple parties, some of which are not subject to this Agreement, the Parties shall sever the Disputes subject to this Agreement and resolve them in accordance with this Agreement.

1

8.	During the pendency of any Dispute which is submitted to judicial reference in accordance with this Agreement, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Agreement. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the Referee.
9.	In the event of any challenge to the legality or enforceability of this Agreement, the prevailing Party shall be entitled to recover the costs and expenses from the non-prevailing Party, including reasonable attorneys’ fees, incurred by it in connection therewith.
10.	THIS AGREEMENT CONSTITUTESA “REFERENCE AGREEMENT “BETWEEN OR AMONG THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.

Dated as of: SEPTEMBER 21, 2007

Agreed to:
U.S. BANK N.A.
(Bank)

By:	/s/Maureen K. Sullivan
Maureen K. Sullivan
	Name and Title:	Vice President

Outdoor Channel Holdings, Inc.
(Individual)	Name (Organization)

a Delaware Corporation

Printed Name:
	By:	/s/William A. Owen
(Individual)		Name and Title:	William A. Owen, CFO

Printed Name:
By:
(Individual)		Name and Title:

Printed Name:
By:
(Individual)		Name and Title:

Printed Name:
By:
(Individual)		Name and Title:

Printed Name:
By:
(Individual)		Name and Title:
Printed Name:

2

California Judicial Reference Agreement — Additional Signature Page

(Individual)	The Outdoor Channel, Inc.

Name (Organization)

Printed Name:	a	Nevada Corporation

(Individual)	By:	/s/William A. Owen

	Name and Title:	William A. Owen, CFO

Printed Name:
By:

(Individual)	Name and Title:

Printed Name:	By:

Name and Title:
(Individual)
By:

Printed Name:	Name and Title:

(Individual)	By:

Name and Title:

Printed Name:
By:

(Individual)	Name and Title:

Printed Name:

(Individual)
Name (Organization)

Printed Name:	a

By:
(Individual)	Name and Title:

Printed Name:	By:

Name and Title:
(Individual)
By:

Printed Name:	Name and Title:

(Individual)	By:

Name and Title:

Printed Name:
By:

Name and Title:

By:

Name and Title:

ADDENDUM TO REVOLVING CREDIT AGREEMENT AND NOTE
This Addendum is made part of the Revolving Credit Agreement and Note (the “Agreement”) made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the “Bank”) as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.
Amended and Restated Note. This Amended and Restated Note (this “Note”) is issued (i) as an amendment and restatement of, but not in payment of, Borrower’s promissory note dated September 30, 2004, payable to the order of the Bank in the original principal amount of $5,000,000.00, as amended, supplemented, extended or otherwise modified (the “Original Note”), and (ii) to evidence an increase of $5,000,000.00, in the aggregate amount that may be advanced under this Note, subject to the terms of this Note and any loan agreement related to this Note. All interest accrued but unpaid on the Original Note shall be due and payable in full on the first interest payment date under this Note. All agreements and documents evidencing, securing, guarantying and otherwise related to the Original Note or the indebtedness evidenced thereby, whether or not identified in this Note, continue in full force and effect, except to the extent that any such agreement or document may have been wholly or partially released in a writing signed by the Bank. Any and all references to the Replaced Note in any agreement or document are hereby amended to refer to this Note.
Amended and Restated Agreement. This Amended and Restated Agreement (this “Restated Agreement”) is issued as an amendment and restatement of the loan agreement or credit agreement between Borrower and Bank dated September 30, 2004 pertaining to a loan facility in the original principal amount of $5,000,000.00, as amended, supplemented, extended or otherwise modified (the “Original Agreement”). This Restated Agreement also evidences an increase of $5,000,000.00 in the aggregate amount that may be advanced under the Original Agreement, subject to the terms of this Restated Agreement. All agreements and documents evidencing, securing, guarantying and otherwise related to the Original Agreement or the indebtedness evidenced thereby, whether or not identified in this Restated Agreement, continue in full force and effect, except to the extent that any such agreement or document may have been wholly or partially released in a writing signed by Bank. Any and all references to the Original Agreement in any agreement or document are hereby amended to refer to this Restated Agreement.
Financial Covenants. Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year. Borrower (herein referred to as the “Subject Party”) will maintain the following:
Senior Funded Debt to EBITDA Ratio as of the end of each fiscal quarter for the four (4) fiscal quarters then ended of not more than 1.50 to 1.00.
“Senior Funded Debt to EBITDA Ratio” shall mean the ratio of Senior Funded Debt to EBITDA.
“Senior Funded Debt” shall mean indebtedness for borrowed money, for the deferred purchase price of property not purchased on ordinary trade terms, for capitalized leases and for other liabilities evidenced by promissory notes or other instruments, but not including any indebtedness that has been subordinated to the indebtedness evidenced by the Note pursuant to a writing that has been accepted by Bank.
“EBITDA” shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense.
Financial Information and Reporting. This provision replaces in its entirety the provision of the Agreement titled “Financial Information and Reporting”. Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year. The financial statements and other information previously provided to Bank or provided to Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in Borrower’s financial condition since such information was provided to Bank. Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide Bank with such information concerning its business affairs and financial condition (including insurance coverage) as Bank may request; and (iii) without request, provide to Bank the following financial information, in form and content acceptable to Bank, pertaining to Borrower:

Annual Financial Statements: Not later than 90 days after the end of each fiscal year, annual combined financial statements, audited by a certified public accounting firm acceptable to Bank.
Interim Financial Statements: Not later than 60 days after the end of each fiscal quarter, interim combined financial statements, certified by Borrower to be true, correct and complete.
Certificate of Compliance (this requirement pertains to Borrower only, regardless of whether financial reports are otherwise required for Borrower together with others hereunder): Not later than 60 days after the end of each fiscal quarter, a certificate, executed by Borrower (or, if Borrower is an entity, by Borrower’s chief financial officer or other officer or person acceptable to Bank) certifying that the representations and warranties set forth in the Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no default exists under the Agreement.
Dated as of September 21, 2007
(Non-Individual)
Outdoor Channel Holdings, Inc.
a/an Delaware Corporation

By:	/s/ William A. Owen
Name and Title William A. Owen, CFO/Treasurer

Agreed to: U.S. BANK N.A.

By:	/s/ Maureen K. Sullivan
Name and Title Maureen K. Sullivan, Vice President

SECOND ADDENDUM TO REVOLVING CREDIT AGREEMENT AND NOTE
This Second Addendum to Revolving Credit Agreement and Note (this “Addendum”) is made part of the Revolving Credit Agreement (the “Agreement”) made and entered into by and between the undersigned borrower (the “Borrower”) and U.S. Bank N.A. (the “Bank”), the Addendum to Revolving Credit Agreement and Note (the “First Addendum”) by and between Borrower and Bank, and the Note (as defined in the Agreement), all of which documents are dated as of the date hereof. The First Addendum and this Addendum are addendums to the Agreement and the Note. The warranties, covenants and other terms of this Addendum hereby (i) supplement, amend or modify the Agreement, and to the extent inconsistent herewith, all Loan Documents (as defined in the Agreement) and any and all other documents by and between Bank and Borrower that have not expired or terminated, including, without limitation, that certain Term Loan Agreement dated October 18, 2005 by and between Bank and Borrower, as such agreement may have been amended, modified, supplemented, extended, replaced or restated (collectively, the “Term Loan Agreement”), and (ii) constitute warranties, covenants and terms of all the extensions of credit made by Bank to Borrower, including, without limitation, the extensions of credit made pursuant to Term Loan Agreement. Capitalized terms and financial terms not defined herein shall have the meanings ascribed to them in the Agreement or, if not defined in the Agreement, the meanings ascribed to them by generally accepted accounting principles. In the event of any conflict between the provisions of the Agreement, the Note, any Loan Document, the Term Loan Agreement or any other document by and between Bank and Borrower, on the one hand, and the provisions of this Addendum on the other, the provisions of this Addendum shall prevail and control.
1. Fixed Charge Coverage Ratio. The following covenant is hereby added to the Agreement:
“Borrower shall maintain a Fixed Charge Coverage Ratio as of the end of each fiscal quarter for the four (4) fiscal quarters then ended (i.e., on a “rolling four (4) quarter basis”) of at least 1.25:1.

“Fixed Charge Coverage Ratio” shall mean (a) net income, plus interest expense, plus rent expense, plus income tax expense, plus depreciation, plus amortization, plus charges related to non-cash stock-based compensation per the SFAS 123R requirement, minus cash taxes, cash dividends and Maintenance Capital Expenditures divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest expense and rental or lease expense.

“Maintenance Capital Expenditures” shall mean the dollar amount of Capital Expenditures that are necessary to maintain the current level of revenues. For the purposes of this covenant calculation, at no time shall the amount of the Capital Expenditures used for purposes of the calculation made for determining Borrower’s satisfaction of the Fixed Charge Coverage Ratio covenant be less than $1,500,000.00 per fiscal year, prorated evenly for each applicable measurement period, but Borrower shall not be required to actually incur expenses of such amount or any amount whatsoever.

“Capital Expenditures” shall mean the aggregate amount of all purchases or acquisitions of fixed assets, including real estate, motor vehicles, equipment, fixtures, leases and any other items that would be capitalized on the books of the Borrower under generally accepted accounting principles. The term “Capital Expenditures” will not include expenditures or charges for the usual and customary maintenance, repair and retooling of any fixed asset or the acquisition of new tooling in the ordinary course of business.”
2.	Profitability. The following covenant is hereby added to the Agreement:
“Quarterly Profits. The Borrower shall have and shall report Net Profit After Taxes of an amount greater than $250,000.00 excluding any charges related to non-cash

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stock based compensation per the SFAS 123R requirement for each of its fiscal quarters.”
3. Continuing Validity. Except as expressly modified above or in other written agreements by and between Borrower and Bank, the terms of the Agreement, the First Addendum, the Note, the Term Loan Agreement, the other Loan Documents, and any other documents by and between Bank and Borrower in connection with extensions of credit by Bank to Borrower, shall remain unchanged and in full force and effect.

Dated as of September 21, 2007 Borrower: Outdoor Channel Holdings, Inc., a Delaware corporation
By:	/s/ William A. Owen
William A. Owen,
CFO/Treasurer

Bank: U.S. Bank N.A.
By:	/s/ Maureen K. Sullivan
Maureen K. Sullivan,
Vice President

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